Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
On Track Innovations Ltd.

We consent to the use of our report incorporated by reference herein.

Our report refers to a change in the method of accounting for stock based compensation upon adoption of Statement of Financial Accounting Standard No. 123 (R), Share-Based Payment.

/s/ Somekh Chaikin —————————————— Somekh Chaikin Certified Public Accountants (Isr.) A Member Firm of KPMG International

Tel-Aviv, Israel
February 4, 2008